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                               Subsidiaries of the Company
                               ---------------------------

                                                         STATE OF
       SUBSIDIARIES                                    ORGANIZATION
       ------------                                    ------------

Southwest Bank of St. Louis                              Missouri

    Louisville Realty Corporation                        Missouri

    RE Holding Company A                                 Missouri
    RE Holding Company B                                 Missouri
    RE Holding Company C                                 Missouri

        SWB Real Estate Investment Trust                 Missouri